CHAPEAU, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made effective as of March 22, 2005 (“Effective Date”), by and between Chapeau, Inc., a Utah corporation (the “Company”), and Gordon V. and Helen C. Smith Foundation (“Purchaser”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Purchase and Sale of Common Stock.  Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to Purchaser and Purchaser hereby agrees to purchase from the Company upon the execution of this Agreement 1,829,268 (One Million Eight Hundred Twenty Nine Thousand Two Hundred Sixty Eight) shares of its Common Stock (the “Shares”) for a purchase price of $0.41 per share, in consideration for payment of $750,000.00 (Seven Hundred Fifty Thousand and 00/100) cash.

In addition to the payment of the Purchase Price, and in further consideration for the sale of the Shares, the Company agrees to issue to the Purchaser simultaneously with the Shares warrants (the “Warrants”) to acquire an additional 1,829,268 (One Million Eight Hundred Twenty Nine Thousand Two Hundred Sixty Eight) shares of Common Stock at a purchase price of $0.60 each, the Warrants to be in the form attached to this Agreement as Exhibit A.

2.

Restriction Against Transfer.  Purchaser agrees that it will not transfer, assign, hypothecate, or in any way dispose of any of the Shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without the prior written consent of the Company, except to the extent that a transfer is made in accordance with the terms of this Agreement.  Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual, and shall not operate to transfer any interest or title to the purported transferee.

3.

Obligations of Subsequent Transferees.  On the occurrence of a transfer of any Shares pursuant to the terms of this Agreement, the transferee shall execute an agreement to be bound by the restrictions on transfer set forth in this Agreement.

4.

Notices.  All notices required or desired to be given pursuant to this Agreement shall be in writing and shall be personally served (including by commercial delivery or courier service) or given by mail.  Any notice given by mail shall be deemed to have been given and received when ninety-six (96) hours have elapsed from the time such notice was deposited in the United States mails, certified or registered and first-class postage prepaid, addressed, if intended to a party to this Agreement, at the address set forth below its signature or to such other address as such party may have designated by like written notice to each of the other parties from time to time.

5.

Restriction on Certificates.  All certificates representing Shares subject to the provisions of this Agreement shall have endorsed thereon, among others, the following legends:

(a)

“THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF THE VARIOUS STATES, AND HAVE BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER THEREOF AT ANY TIME, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, FILED UNDER THE ACT COVERING THE SHARES, OR (2) UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THE SHARES MAY BE TRANSFERRED WITHOUT REGISTRATION”; and

(b)

Any other legend required to be placed thereon by state and federal securities authorities.

6.

Purchaser Representations and Warranties.  Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, (the “Act”) in reliance upon certain exemptions from registration under the Act.  In this connection, Purchaser represents and warrants to the Company as follows:

(a)

Purchaser either has a preexisting personal or business relationship with the Company or its officers, directors or controlling persons or by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect its own interests in connection with the transaction.

(b)

Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Act.

(c)

Purchaser recognizes that an investment in the Company involves substantial risks.  Purchaser has taken full cognizance of and understands all of the risks related to the purchase of the Shares.  Purchaser acknowledges that it has successfully considered and has, to the extent Purchaser believes such discussion necessary, discussed with Purchaser’s professional, legal, financial and tax advisers, the suitability of an investment in the Company for Purchaser’s particular financial and tax situation and has determined that the Shares are a suitable investment for him.

(d)

Purchaser acknowledges that it has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and its investment in the Company.  Any questions raised by Purchaser have been answers to the satisfaction of Purchaser.  The Company has made available to Purchaser all documents and information that Purchaser has requested relating to an investment in the Company.

(e)

Purchaser represents to the Company that it is purchasing the Shares for its own account, for investment only, and not with a view to, or for resale in connection with, any distribution thereof.  Purchaser represents that it does not have any present intention of selling or otherwise transferring the Shares or any interest therein.  Purchaser acknowledges and agrees that the Shares may not be sold, transferred, pledged or otherwise disposed of without registration under the Act and applicable state securities laws or in accordance with applicable exemptions therefrom.

(f)

Purchaser acknowledges that no representations or promises have been made concerning the marketability or value of the Shares.  The Company has not agreed with or represented to Purchaser that the Shares will be purchased or redeemed from Purchaser at any time in the future.  There have been no representations, promises or agreements that the Shares will be registered under the Act at any time in the future or otherwise qualified for sale under applicable securities laws.  Purchaser acknowledges that it may be required to bear the economic risk of an investment in the Company for an indefinite period of time.

(g)

The representations and warranties made by Purchaser herein are made by Purchaser with the intent that they be relied upon by the Company in determining the suitability of Purchaser as a purchaser of the Shares.  In addition, Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to Purchaser set forth herein.  Purchaser hereby agrees that such representations and warranties and any agreement, undertakings and acknowledgments herein shall survive the purchase of the Shares, and Purchaser hereby agrees to indemnify the Company, each of its affiliates and each of its and their respective officers and directors and hold them harmless from and against any and all loss, damages, liability or expense, including costs and reasonable attorneys’ fees, which they may incur by reason of or in connection with any misrepresentation or breach of representation, warranty or covenant of Purchaser set forth herein.

7.

Federal Law Restrictions on Transfer.  Without in any way limiting the representations set forth above or reducing any rights of the Company herein, Purchaser agrees not to make any disposition of all or any portion of the Shares unless and until:

(a)

There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(b)

Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if so requested by the Company, shall have furnished the Company with an opinion of Purchaser’s counsel to the effect that such disposition will not require registration of such shares under the Act, and such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised Purchaser of such concurrence.

8.

Stop Transfer Instructions; Refusal to Transfer.  Purchaser agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to such certificates or instruments and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9.

Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, Purchaser agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

10.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UNLESS THE SALE IS SO EXEMPT.

11.

Miscellaneous.

(a)

Further Assurances.  The parties agree to execute any additional instruments and to take any additional action as may reasonably be necessary to carry out the intent of this Agreement.

(b)

Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth in this Agreement, be binding upon Purchaser, its heirs, executors, administrators, successors, and assigns.

(c)

Entire Agreement; Amendment.  This Agreement, together with any exhibits hereto, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.  No amendment or variation of the terms of this Agreement, with or without consideration, shall be valid unless made in writing and signed by all of the parties to this Agreement at the time of such amendment.

(d)

Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely in California.  To the extent that any of the agreements set forth herein, or any word, phrase, clause, or sentence thereof shall be found to be illegal or unenforceable for any reason, such agreement, word, phrase, clause, or sentence shall be modified or, if necessary, deleted in such a manner so as to make the Agreement, as modified, legal and enforceable under applicable laws.

(e)

Counterparts.  This Agreement may be executed in counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same Agreement.

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20129360.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHAPEAU, INC.

By:    /s/ Guy A. Archbold

       Name: Guy A. Archbold

       Title:   Chief Executive Officer

GORDON V. AND HELEN C. SMITH FOUNDATION

By:    /s/ Gordon V. Smith

        Name:

        Title:    President

Address: 8716 Crider Brook Way

               Potomac, MD  20854

20129360.1

EXHIBIT A

Form of Warrant

------------------------------------------------------------------------

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT  PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.

WARRANT TO PURCHASE COMMON STOCK

OF

CHAPEAU, INC.

Void after March 22, 2007

THIS WARRANT is issued to GORDON V. AND HELEN C. SMITH FOUNDATION, or its registered assigns (the “Holder”) by Chapeau, Inc., a Utah corporation (the “Company”), as of March 22, 2005 (the “Warrant Issue Date”).  This Warrant is issued pursuant to that certain Stock Purchase Agreement dated as of the Warrant Issue Date (the “Purchase Agreement”).  Unless otherwise defined or the context otherwise requires, capitalized terms used herein shall have the meanings assigned them in the Purchase Agreement.

1.

Shares.  Subject to the terms and conditions of this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company 1,829,268 (One Million Eight Hundred Twenty Nine Thousand Two Hundred Sixty Eight) fully paid and nonassessable shares of Common Stock, as constituted on the Warrant Issue Date. The number of shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be subject to adjustment pursuant to Section 9 below.

2.

Exercise Price. The purchase price for the Shares shall be equal to $0.60 per share, as adjusted from time to time pursuant to Section 9 below (the “Exercise Price”).

3.

Exercise Period.  This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. on the second anniversary of the Warrant Issue Date; provided that in the event (each a “Disposition Event”) of (i) the closing of the Company’s sale or transfer of all or substantially all of its assets or (ii) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Common Stock (unless (A) the shareholders of the Company immediately prior to such transaction or series of related transactions are holders of a majority of the voting equity securities of the surviving or acquiring corporation immediately thereafter and (B) each of such shareholders immediately prior to such transaction or series of related transactions holds the same pro rata share of such majority of the voting equity securities of the surviving or acquiring corporation as each hold of the Company immediately prior to such transaction or series of related transactions), this Warrant shall, on the date of a Disposition Event, no longer be exercisable and become null and void. The Company shall notify the Holder at least 20 days prior to the consummation of any Disposition Event; provided that the Holder shall in any event have at least 40 days after the Warrant Issue Date to exercise this Warrant.

4.

Method of Exercise.  While this Warrant remains outstanding and exercisable, the Holder may exercise this Warrant, in whole or in part, at one time or from time to time, by:

(a)

the surrender of this Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

(b)

the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

In the event of a partial exercise of this Warrant, the Company shall cause to be issued to the Holder a Warrant of like tenor to this Warrant for the number of Shares for which this Warrant has not yet been exercised.

5.

[Reserved]

6.

Representations and Warranties of Holder.  The initial Holder referenced above, and each person who might hereafter become a Holder, hereby represents and warrants, either by its execution hereof or its receipt of this Warrant in a Permitted Transfer (as hereinafter defined) that:

(a)

Acquisition for Own Account. This Warrant is being issued to the Holder in reliance upon its representation to the Company that this Warrant and the Common Stock to be received by it upon exercise of this Warrant (collectively, the “Securities”) are being and will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, in whole or in part.  The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(b)

Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, the Holder also represents it has not been organized for the purpose of acquiring the Securities.

(c)

Restricted Securities.  The Holder understands that any of the Securities that it is purchasing or otherwise taking delivery of are or will be characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  The Holder represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(d)

Further Limitations on Disposition.  The Holder agrees not to make any disposition of all or any portion of the Securities (each a “Permitted Transfer”) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, to the extent this Section is then applicable, and:

(i)

there is then in effect a registration statement under the Act covering the proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

(A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the applicable Securities under the Act; and

(iii)

notwithstanding (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (B) to any entity that is controlled by, controls or is under common control with the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original Holder hereunder.

(e)

Legends.  Certificates evidencing the Securities may bear one or all of the following legends:

(i)

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act;” and

(ii)

Any legend required by the laws of the State and any other applicable state of the United States.

7.

Certificates for Shares.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within 15 days following compliance by the Holder with the requirements of Section 4 above.  The Company shall not be required to issue any fractional shares, and if any fraction of a Share would be issuable on the exercise of this Warrant in full, the Company shall pay an amount in cash equal to the then current fair market value of a Share, as then determined in good faith by the Board of Directors of the Company, times the applicable fraction.

8.

Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

9.

Adjustment of Exercise Price and Number of Shares. The number of and kind of Securities purchasable or receivable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)

Subdivisions, Combinations and Other Issuances. If the Company shall subdivide the Common Stock, by split-up or otherwise, combine the Common Stock or issue additional shares of Common Stock as a dividend or other distribution with respect to any of its securities, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision, dividend or distribution and shall be proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of a dividend or other distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution.

(b)

Reclassification, Reorganization and Consolidation. In the event of any reclassification, capital reorganization or change in the Common Stock, other than as a result of an event provided for in (a) above, then, as a condition of such transaction, the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with the applicable transaction by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to the transaction. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that this provision shall thereafter be applicable with respect to any Securities deliverable upon exercise of this Warrant, and appropriate adjustments shall be made to  the Exercise Price; provided that the aggregate purchase price shall remain the same.

(c)

Notice of Adjustment. When any adjustment is required to be made in the number or kind of Shares receivable upon exercise of this Warrant, or in the Warrant Price, the Company shall promptly notify the Holder thereof and of the number of Shares or other Securities thereafter receivable upon exercise of this Warrant.

(d)

No Impairment.  The Company and the Holder will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the Holder, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Company and the Holder against impairment.

10.

No Shareholder Rights.  Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation the right to vote  Shares, receive dividends or other distributions thereon, exercise preemptive rights or, other than as may be provided in the Purchase Agreement, be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the notices required under this Warrant and, in addition, the Company will afford to the Holder the right, upon advance notice, to meet periodically with the Company’s chief executive and chief financial officers during mutually agreeable business hours to discuss the Company’s business and affairs.

11.

Transfers.  Subject to compliance with the requirements of Section 6 above with respect to applicable federal and state securities laws, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the Holder upon reasonable prior written notification to the Company. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant, properly endorsed, to the Company at its principal offices; (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer; and (iii) the transferee’s agreement in writing to be bound by and subject to the terms and conditions of this Warrant.  In the event of a partial transfer, the Company shall issue to the Holders one or more appropriate new Warrants of like tenor to this Warrant.

12.

Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders and their respective successors and assigns.

13.

Registration Rights.  Subject to any existing contractual restrictions on the Company with respect to granting registration rights, the Shares issuable upon exercise of this Warrant shall be entitled to be included, pari passu, with any other shares of Common Stock and any securities issuable upon conversion of the Common Stock, under the terms of any registration rights, if any, that the Company may have heretofore granted or may hereafter grant to any other persons whomsoever, and the Company agrees it shall use its best efforts to ensure that the registration rights of the Holder hereunder are recognized in connection therewith.

14.

Amendments and Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

15.

Captions.  The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

16.

Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely in California.

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20129360.1

IN WITNESS WHEREOF, this Warrant to be executed by the Company and acknowledged by the Holder as of the date and year first written above.

CHAPEAU, INC.

By:    /s/ Guy A. Archbold

      Name:

Guy A. Archbold

      Title:

Chief Executive Officer

ACCEPTED AND ACKNOWLEDGED:

GORDON V. AND HELEN C. SMITH FOUNDATION

By:    /s/ Gordon V. Smith

       Name:

Gordon V. Smith

       Title:

President

20129360.1

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